Exhibit 3.23(a)

ARTICLES OF INCORPORATION
OF
BIG BEAVER COAL CO.

           The undersigned, acting as incorporator of a corporation under Section 27, Article 1, Chapter 31, of the Code of West Virginia adopts the following Articles of Incorporation for such corporation, FILED IN DUPLICATE:

           I.  The undersigned agrees to become a corporation by the name of Big Beaver Coal Company.

           II.  The address of the principal office of said corporation will be located at Post Office Box 26765, in the City of Richmond, in the County of Richmond, and State of Virginia 23261.

           The address of the principal place of business of said corporation will be located at Post Office Box 786, in the City of Webster Springs, in the County of Webster, State of West Virginia 26288.

           III.  The purpose or purposes for which this corporation is formed are as follows:

           1.  To acquire, purchase, lease, option, own, sell and mortgage coal lands, or supposed coal lands;

           2.  To acquire, purchase, lease, option, sell and mortgage timberlands, mineral estates and gas and oil lands;

           3.  To prospect for coal and mine coal and prospect for and mine or produce mineral products and gas and oil;

           4.  To buy, sell, produce, process, handle, transport and deal in coal and the marketing of coals and products of coal of all kinds;

           5.  To engage in timberland and general lumber business, and all the by-products thereof, to operate saw mills, buy and sell timber, logs and timber of any and every description, and to buy and sell personal property used in connection therewith;

           6. To purchase, rent, sell, acquire, lease and contract for all kinds of timbering or mining machinery, or other machinery, motor vehicles, buildings, cars and appliances for the mining, hauling, production, processing, marketing and transporting of coal, timber and timber products;

           7.  To construct and operate railways and tramways for mining and removal of coal and other minerals;

           8.  To manage, operate, maintain, improve and develop the property, and each and all of them;

           9.  To borrow or raise money for the foregoing purposes of the corporation; and for such purposes, in order to secure the same and interest thereon, mortgage and deed in trust all or any part of the property, corporeal or incorporeal rights, or franchise of this corporation, now owned or hereafter acquired; and

           10.  Generally to carry out all acts necessary, incident or related to the foregoing purposes.

           IV.  No shareholder or other person shall have any preemptive right whatsoever.

           V.  Provisions for the regulation of the internal affairs of the corporation are:

           1.A. The corporation shall indemnify each member of the Board and each officer of the Corporation now or hereafter serving as such, who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including an action by, or in the right of, the Corporation), by reason of the fact that he is or was a Board member, officer, or agent of the Corporation or is or was serving at the request of the Corporation as a Board member, officer or agent of another corporation, partnership, joint venture, trust or other enterprise.

           B. Said indemnification shall be against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the aforementioned individuals in connection with such action, suit or proceeding, including any appeal thereof, if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Corporation.

           C. No indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of his duties to the Corporation, except to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper. Indemnity with respect to any criminal action or proceeding will be provided only when the Board member or officer had no reasonable cause to believe his act was unlawful.

           D. The amount paid to any Board member, officer or agent of the Corporation by way of indemnification shall not exceed the actual, reasonable and necessary expenses incurred in connection with the matter involved. The foregoing right of indemnification shall be in addition to but not exclusive of, any other right to which such Board member, or officer of the Corporation may otherwise be entitled by law.

           2. The Board of Directors of this Corporation may, from time to time, in its discretion, declare and pay cash dividends from any reserves for mineral depletion maintained by the Corporation. Such dividends must be identified as a distribution of such reserves, and at the time of distribution the amount per share being paid from such reserves must be disclosed to each shareholder receiving such dividends.

           VI.  The amount of the total authorized capital stock of said corporation shall be Five Thousand Dollars ($5,000), which shall be divided into One Thousand (1,000) shares of the par value of One Dollar ($1.00) each.

           VII.  The full name and address of the incorporator is:

NAME Gary W. Callahan	ADDRESS Glade Springs One Pavilion Drive Daniels, West Virginia 25832

           VIII.  The existence of this corporation is to be perpetual.

           IX.  The full name and address of the appointed person to whom notice or process may be sent is Secretary of State, of the State of West Virginia.

           X.  The number of directors constituting the initial board of directors of the corporation is three and the names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name E. Morgan Massey	Address Post Office Box 26765 Richmond, Virginia 23261

Wm. Blair Massey	Post Office Box 26765 Richmond, Virginia 23261

R Freal Mize	Glade Springs One Pavilion Drive Daniels, West Virginia 25832

           THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia, does make and file this Articles of Incorporation, and I have accordingly hereto set my hand this 15th day of July, 1982.

/s/ Gary W. Callahan Gary W. Callahan

Articles of Incorporation prepared by:

Gary W. Callahan
Glade Springs
One Pavilion Drive
Daniels, West Virginia 25832

STATE OF WEST VIRGINIA
COUNTY OF Raleigh, to-wit;

           I, illegible, a Notary Public in and for the County and State aforesaid, hereby certify that Gary W. Callahan whose name is signed to the foregoing Articles of Incorporation, bearing the date 15 day of July, 1982, this day personally appeared before me in my said County and acknowledged his signature to be the same.

           Give under my hand and official seal this the 15 day of July, 1982.

           My commission expires: May 4, 1992

/s/ illegible Notary Public

WEST VIRGINIA
ARTICLES Of INCORPORATION
PROFIT AMENDMENT
Big Beaver Coal Co.

           Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

           FIRST: The name of the corporation is: Evergreen Mining Company

           SECOND: The following Amendment(s) to the Articles of Incorporation was adopted by the shareholders (Note 1) of the corporation on September 19, 1990, in the manner prescribed by Section 107 and 147, Article 1, Chapter 31.

                FIRST: The name of the Corporation is Evergreen Mining Company.

           THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,000 and the number of shares entitled to vote was 1,000.

           FOURTH: The designation and number of outstanding shares of each class entitled to vote, as a class, were as follows:

           Class                  Number of Shares
           -----                  ----------------

           Voting Common               1000

           FIFTH: The number of shares voted for such amendment(s) was 1,000 and the number of shares voted against such amendment(s) was 0.

           SIXTH: The number of shares of each class entitled to vote as a class voted for and against such amendment(s) were:

                                       Number of Shares Voted
                                       -----------------------

          Class                        For                Against
          -------------                ---                -------

          Voting Common                1,000                  0

           SEVENTH: The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment(s) shall be effected, is as follows: N/A

           EIGHTH: The amount of the authorized capital stock of this Corporation shall be increased/decreased from N/A shares at the par value of N/A to ___ shares at the par value of __. The total authorized capital stock shall hereafter be ____.

Big Beaver Coal Co. By: /s/ N.J. Isto Its President and /s/ S.J. Paul Its Secretary

State of Texas
County of Harris

           I, Jenny Lynn Peloquen a Notary Public, do hereby certify that on this 12th day of September, 1990, personally appeared before me N.J. Isto / S.J. Paul, who being by me first duly sworn declared that his is the President / Secretary Big Beaver Coal Co. that he signed the foregoing document as President / Secretary of the corporation, and that the statements therein contained are true.

/s/ Jenny Lynn Peloquen Notary Public

My Commission Expires: April 14, 1993

Notes 1. Change to "board of directors" if no shares have been issued.

Articles of Amendment prepared by.
Name           S. J. Paul
Address       P.O. Box 2463
                     Houston, TX 77252-2463

WEST VIRGINIA
ARTICLES Of INCORPORATION
PROFIT AMENDMENT

           Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

           FIRST: The name of the corporation is: Evergreen Mining Company

           SECOND: The following Amendment(s) to the Articles of Incorporation was adopted by the shareholders (Note 1) of the corporation on August 1, 1991, in the manner prescribed by Section 107 and 147, Article 1, Chapter 31.

RESOLVED, That Article II of the Articles of Incorporation is hereby amended so that said article will, as amended, read as follows:

"The principal office of said corporation will be located at Suite 1200, KB&T Center, Virginia Street East, Charleston, West Virginia, 25301.

"The address of the principal place of business of said corporation will be located at Drawer 942, Cowen, West Virginia, 26206."

           THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,000 and the number of shares entitled to vote was 1,000.

           FOURTH: The designation and number of outstanding shares of each class entitled to vote, as a class, were as follows:

                Class                  Number of Shares
                --------               -----------------

                Common                      1000

           FIFTH: The number of shares voted for such amendment(s) was 1,000 and the number of shares voted against such amendment(s) was 0.

           SIXTH: The number of shares of each class entitled to vote as a class voted for and against such amendment(s) were:

                               Number of Shares Voted
                               -----------------------
     Class                    For                Against
     -----------              ------             --------

     Common                   1,000                  0

           SEVENTH: The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment(s) shall be effected, is as follows: N/A

           EIGHTH: The amount of the authorized capital stock of this Corporation shall be increased/decreased from ____ shares at the par value of _____ to no change shares at the par value of __. The total authorized capital stock shall hereafter be ____.

           Dated October 21, 1991

Evergreen Mining Company By: /s/ N.J. Isto Its Chief Executive Officer and /s/ S.J. Paul Its Secretary

State of Texas
County of Harris

           I, Jenny Lynn Peloquen a Notary Public, do hereby certify that on this 21st day of October, 1991, personally appeared before me N.J. Isto / S.J. Paul, who being by me first duly sworn declared that they are the President / Secretary Evergreen Mining Company. that they signed the foregoing document as President / Secretary of the corporation, and that the statements therein contained are true.

/s/ Jenny Lynn Peloquen Notary Public

My Commission Expires: April 14, 1993

Notes 1. Change to "board of directors" if no shares have been issued.

Articles of Amendment prepared by.
Name           S. J. Paul
Address       P.O. Box 2463
                    Houston, TX 77252-2463

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION OF
EVERGREEN MINING COMPANY

Adopted in accordance with the provisions
of Section 31-1-109 of the West Virginia Corporation Act

           The undersigned officers of Evergreen Mining Company, a corporation existing under the laws of the State of West Virginia, do hereby certify as follows:

           FIRST: The name of the corporation is, Evergreen Mining Company (the "Corporation").

           SECOND: The following amendment to Article III. of the Articles of Incorporation of the Corporation (the "Articles of Incorporation") was adopted by the board of directors and sole stockholder of the Corporation in accordance with section 31-1-73 of the West Virginia Corporation Act, by unanimous written consent.

"III. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the West Virginia Corporation Act."

           THIRD: The number of shares of the Corporation outstanding at the time of such adoption was 1,000 and the number of shares entitled to vote was 1,000.

           FOURTH: The designation and number of outstanding shares of each class entitled to vote, as a class were 1,000 shares of common stock.

           FIFTH: The number of shares voted for such amendment was 1,000 and the number of shares voted against such amendment was 0.

           SIXTH: The number of shares of each class entitled to vote as a class voted for such amendment was 1,000 shares of voting common stock and against such amendment was 0.

           IN WITNESS WHEREOF, the undersigned being the President and Secretary, have hereunto signed these Articles of Amendment to the Articles of Incorporation as of this 10th day of November, 1992.

Evergreen Mining Company By: /s/ Brian L. Johnson Title: President Attest: By: /s/ S.J. Paul Title: Secretary

STATE OF
COUNTY OF

           I, Cheryl Dean Morton, a Notary Public do hereby certify that on this 10th day of November, 1992 personally appeared before me, S.J. Paul and Brian L. Johnson, who being by me first duly sworn, declared that they are the Secretary and President , respectively of Evergreen Mining Company and that they signed the foregoing document as Secretary and President, respectively of the Corporation, and that the statements therein contained are true.

/s/ Cheryl Dean Morton Notary Public My Commission Expires:

Articles of Amendment
prepared by:
Laura Chiofalo Smith
c/o Kirkland & Ellis
55 East 52nd Street
16 Floor
New York, NY 10055